EXHIBIT n(4)


                                    CONSENT




I hereby consent on behalf of Blake, Cassels & Graydon LLP to the references to our firm in the registration statement for Kiewit Investment Fund LP to be filed on or about March 4, 2005.


                                           BLAKE, CASSELS & GRAYDON LLP



                                                    /s/ Kathleen Penny
                                           -----------------------------
                                           Per:  Kathleen Penny, Partner